EX-99.B1(o)

                                NATIONS FUND TRUST

                         (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES

      The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes by unanimous written consent, pursuant to Article VI, Section 6.4 of the Trust's Declaration of Trust:

      WHEREAS, certain information has been provided to the Board of Trustees concerning the evolution of the industry designations of share classes; and

      WHEREAS, the Trust has received orders dated February 19, 1992 and March 23, 1993, from the Securities and Exchange Commission ("SEC") under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act") granting exemptions from certain provisions of Sections 18(f)(1), 18(g) and 18(i) of the 1940 Act (the "Order" and the "Amended Order", respectively) which permit the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

      WHEREAS, it has been recommended that the Trust amend its existing multi-class distribution structure to (i) reclassify the existing "Investor B Shares" class of Nations Value Fund, Nations Capital Growth Fund, Nations Emerging Growth Fund, Nations Special Equity Fund, Nations Balanced Assets Fund, Nations Short-Intermediate Government Fund, Nations Managed Bond Fund, Nations Short-Term Income Fund, Nations Diversified Income Fund, Nations Strategic Fixed Income Fund, Nations Adjustable Rate Government Fund, Nations Municipal Income Fund, Nations Short-Term Municipal Income Fund, Nations Intermediate Municipal Bond Fund, Nations Florida Intermediate Municipal Bond Fund, Nations Georgia Intermediate Municipal Bond Fund, Nations Maryland Intermediate Municipal Bond Fund, Nations North Carolina Intermediate Municipal Bond Fund, Nations South Carolina Intermediate Municipal Bond Fund, Nations Tennessee Intermediate Municipal Bond Fund, Nations Texas Intermediate Municipal Bond Fund, Nations Virginia Intermediate Municipal Bond Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund (collectively, the "Non-Money Market Funds"), as "Investor C Shares," and (ii) reclassify the existing "Investor C Shares" class of each Non-Money Market Fund (except Nations Managed Bond Fund, which does not offer Investor C Shares) as "Investor N Shares;" and

      WHEREAS, the above-referenced classes (as redesignated) will have the following characteristics:

      (i) Investor C Shares of the Non-Money Market Funds (previously designated "Investor B Shares"): offered to customers of certain financial institutions and broker-dealers that have entered into:
            (a) a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor C Shares of the Non-Money Market Funds; and (b) a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor C Shares of the Non-Money Market Funds; subject to a front-end sales charge and/or a contingent deferred sales charge; subject to an automatic conversion feature into Investor A Shares of the appropriate fund on such basis and at such times as may be determined by agreement between the Trust and the holders of Investor C Shares; and subject to certain retail transfer agency fees; and

      (ii) Investor N Shares of the Non-Money Market Funds (previously designated "Investor C Shares"): offered to customers of financial institutions and broker-dealers that have entered into (a) a Sales Support Agreement with the Trust's Distributor authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor N Shares of the Non-Money Market Funds; and (b) a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor N Shares of the Non-Money Market Funds; and subject to a contingent deferred sales charge and certain retail transfer agency fees;

      WHEREAS, it has been recommended that the Trust amend its multi-class distribution structure with respect to the Investor A Shares of the Non-Money Market Funds, which are to have the following characteristics:

      (i) Investor A Shares of the Non-Money Market Funds (except Nations Short-Term Income Fund and Nations Short-Term Municipal Income Fund: offered to customers of certain financial institutions and broker-dealers that have entered into a Sales Support Agreement with the Trust's Distributor and a Shareholder Servicing Agreement with the Trust pursuant to a 12b-1 Plan authorizing the payment of a combined distribution and shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of such Funds; and subject to a front-end sales charge and/or a contingent deferred sales charge and certain retail transfer agency fees; and

      (ii) Investor A Shares of Nations Short-Term Income Fund and Nations Short-Term Municipal Income Fund: offered to customers of certain financial institutions and broker-dealers that have entered into (a) a Sales Support Agreement with the Trust's Distributor pursuant to a 12b-1 Plan authorizing the payment of a distribution fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of such Funds; and (b) a Shareholder Servicing Agreement with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor A Shares of such Funds; and subject to a front-end sales charge and/or a contingent deferred sales charge and certain retail transfer agency fees; and

      WHEREAS, in deciding whether to amend the multi-class distribution structure described above with respect to the Non-Money Market Funds, the Trustees have considered the interests of each Non-Money Market Fund and its respective shareholders;

      NOW THEREFORE BE IT:

      VOTED, that the amendments to the multi-class distribution structure described above with respect to the Non-Money Market Funds be, and the same hereby are, determined to be in the best interests of each Non-Money Market Fund and its respective shareholders and that such amendments be, and the same hereby are, approved; provided, however, that the implementation and operation of the multi-class distribution structure with respect to the Non-Money Market Funds shall be consistent in all material respects with the Order and the Amended Order; and

      FURTHER VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, the following existing classes of shares of the Trust, be and each hereby is, reclassified as follows:

      (i) Investor C Shares of Nations Value Fund are reclassified as Investor N Shares of such Fund;

      (ii) Investor B Shares of Nations Value Fund are reclassified as Investor C Shares of such Fund;

      (iii) Investor C Shares of Nations Capital Growth Fund are reclassified as Investor N Shares of such Fund;

      (iv) Investor B Shares of Nations Capital Growth Fund are reclassified as Investor C Shares of such Fund;

      (v) Investor C Shares of Nations Emerging Growth Fund are reclassified as Investor N Shares of such Fund;

      (vi) Investor B Shares of Nations Emerging Growth Fund are reclassified as Investor C Shares of such Fund;

      (vii) Investor C Shares of Nations Special Equity Fund are reclassified as Investor N Shares of such Fund;

      (viii) Investor B Shares of Nations Special Equity Fund are reclassified as Investor C Shares of such Fund;

      (ix) Investor C Shares of Nations Balanced Assets Fund are reclassified as Investor N Shares of such Fund;

      (x) Investor B Shares of Nations Balanced Assets Fund are reclassified as Investor C Shares of such Fund;

      (xi) Investor C Shares of Nations Short-Intermediate Government Fund are reclassified as Investor N Shares of such Fund;

      (xii) Investor B Shares of Nations Short-Intermediate Government Fund are reclassified as Investor C Shares of such Fund;

      (xiii) Investor B Shares of Nations Managed Bond Fund are reclassified as Investor C Shares of such Fund;

      (xiv) Investor C Shares of Nations Short-Term Income Fund are reclassified as Investor N Shares of such Fund;

      (xv) Investor B Shares of Nations Short-Term Income Fund are reclassified as Investor C Shares of such Fund;

      (xvi) Investor C Shares of Nations Diversified Income Fund are reclassified as Investor N Shares of such Fund;

      (xvii) Investor B Shares of Nations Diversified Income Fund are reclassified as Investor C Shares of such Fund;

      (xviii) Investor C Shares of Nations Strategic Fixed Income Fund are reclassified as Investor N Shares of such Fund;

      (xix) Investor B Shares of Nations Strategic Fixed Income Fund are reclassified as Investor C Shares of such Fund;

      (xx) Investor C Shares of Nations Adjustable Rate Government Fund are reclassified as Investor N Shares of such Fund;

      (xxi) Investor B Shares of Nations Adjustable Rate Government Fund are reclassified as Investor C Shares of such Fund;

      (xxii) Investor C Shares of Nations Municipal Income Fund are reclassified as Investor N Shares of such Fund;

      (xxiii) Investor B Shares of Nations Municipal Income Fund are reclassified as Investor C Shares of such Fund;

      (xxiv) Investor C Shares of Nations Short-Term Municipal Income Fund are reclassified as Investor N Shares of such Fund;

      (xxv) Investor B Shares of Nations Short-Term Municipal Income Fund are reclassified as Investor C Shares of such Fund;

      (xxvi) Investor C Shares of Nations Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxvii) Investor B Shares of Nations Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xxviii) Investor C Shares of Nations Florida Intermediate Municipal Bond
               Fund are reclassified as Investor N Shares of such Fund;

      (xxix) Investor B Shares of Nations Florida Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xxx) Investor C Shares of Nations Georgia Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxxi) Investor B Shares of Nations Georgia Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xxxii) Investor C Shares of Nations Maryland Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxxiii) Investor B Shares of Nations Maryland Intermediate Municipal Bond
               Fund are reclassified as Investor C Shares of such Fund;

      (xxxiv) Investor C Shares of Nations North Carolina Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxxv) Investor B Shares of Nations North Carolina Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xxxvi) Investor C Shares of Nations South Carolina Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxxvii) Investor B Shares of Nations South Carolina Intermediate
               Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xxxviii) Investor C Shares of Nations Tennessee Intermediate Municipal
                Bond Fund are reclassified as Investor N Shares of such Fund;

      (xxxix) Investor B Shares of Nations Tennessee Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xl) Investor C Shares of Nations Texas Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xli) Investor B Shares of Nations Texas Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xlii) Investor C Shares of Nations Virginia Intermediate Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xliii) Investor B Shares of Nations Virginia Intermediate Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xliv) Investor C Shares of Nations Florida Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xlv) Investor B Shares of Nations Florida Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xlvi) Investor C Shares of Nations Georgia Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xlvii) Investor B Shares of Nations Georgia Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (xlviii) Investor C Shares of Nations Maryland Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (xlix) Investor B Shares of Nations Maryland Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (l) Investor C Shares of Nations North Carolina Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (li) Investor B Shares of Nations North Carolina Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (lii) Investor C Shares of Nations South Carolina Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (liii) Investor B Shares of Nations South Carolina Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (liv) Investor C Shares of Nations Tennessee Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (lv) Investor B Shares of Nations Tennessee Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (lvi) Investor C Shares of Nations Texas Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (lvii) Investor B Shares of Nations Texas Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      (lviii) Investor C Shares of Nations Virginia Municipal Bond Fund are reclassified as Investor N Shares of such Fund;

      (lix) Investor B Shares of Nations Virginia Municipal Bond Fund are reclassified as Investor C Shares of such Fund;

      FURTHER VOTED, that consideration received by the Trust for the issue or sale of any class of a Fund's Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of a Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of a Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and

      FURTHER VOTED, that each Share of each Class of a Fund shall be charged equally with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Fund's Shares, except that:

      (i) Expenses related to the Rule 12b-1 Plan and/or Shareholder Servicing Plan for Investor A Shares attributable to Investor A Shares shall be charged only to such Investor A Shares;

      (ii) Expenses related to the Rule 12b-1 Plan and/or Shareholder Servicing Plan for Investor B Shares attributable to Investor B Shares shall be charged only to such Investor B Shares;

      (iii) Expenses related to the Rule 12b-1 Plan and/or Shareholder Servicing Plan for Investor C Shares attributable to Investor C Shares shall be charged only to such Investor C Shares;

      (iv) Expenses related to the Rule 12b-1 Plan and/or Shareholder Servicing Plan for Investor N Shares attributable to Investor N Shares shall be charged only to such Investor N Shares;

      (v) Expenses related to Trust B Shares' Shareholder Servicing Plan attributable to Trust B Shares shall be charged only to such Trust B Shares;

      (vi) Retail transfer agency fees attributable to Investor A, Investor B, Investor C and Investor N Shares (collectively, the "Investor Shares") shall be charged only to such Investor A, Investor B, Investor C and Investor N Shares, respectively; and

      (vii) Transfer agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust A and Trust B Shares, respectively; and

      FURTHER VOTED, that, subject to the Order and the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares;
(iii) blue sky registration or qualification fees incurred by a Class of Shares;
(iv) SEC registration fees incurred by a Class of Shares; (v) the expense of administrative and personnel services (including, without limitation, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of a specific Class of Shares; (vi) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses incurred by a Class of Shares; (vii) litigation or (viii) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; and (ix) independent accountants' fees relating solely to a particular Class of Shares; and

      FURTHER VOTED, that each Class of a Fund's Shares shall otherwise have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other Class of Shares of such Fund except that:

      (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

      (ii) only holders of a class of Investor Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans applicable to each such class of Investor Shares, except as noted in (iii) below; and

      (iii) Investor C Shares (formerly Investor B Shares) of the Trust's Non-Money Market Funds shall be convertible into Investor A Shares on such basis and at such time as shall be described in the Trust's prospectus relating to the offer and sale of such Investor C Shares (formerly Investor B Shares), and in connection with such conversion feature, any increase in a Non-Money Market Fund's Rule 12b-1 fee applicable to such Fund's Investor A Shares will be approved by a majority (as defined in the 1940 Act) of that Fund's Investor A Shares and Investor C (formerly Investor
               B) Shares entitled to convert to Investor A Shares, each voting separately as a class, prior to the Fund's implementation of such Rule 12b-1 fee increase; and

      FURTHER VOTED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when such Officer, in consultation with the Trust's counsel, deems necessary or appropriate to effect implementation of the amendments to the multi-class distribution structure evidenced by the preceding votes including, but not limited to, executing, sealing, delivering and filing a Certificate and/or Amendment to the Trust's Declaration of Trust, and any and all other documents, instruments, papers and writings; and

      FURTHER VOTED, that the Officers of the Trust be, and each hereby is, authorized and directed to do any and all such lawful acts as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

      The foregoing votes remain in full force and effect as of the date hereof.



Dated: March 24, 1994                 /s/ Richard H. Blank, Jr.
                                      -------------------------
                                      Richard H. Blank, Jr.
                                      Secretary

Subscribed and sworn to before me
this 24 day of March, 1994


-----------------------------
Name:          Karen L. Ward
        ---------------------------
               Notary Public
Commission Expires:  3-23-95